SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 1997


                TRICO MARINE SERVICES, INC.
   (Exact name of registrant as specified in its charter)


        Delaware                   0-28316               72-1252405
(State or other jurisdiction (Commission File Number)    (IRS Employer
       of incorporation)                               Identification No.)


             610 Palm Street, Houma, Louisiana    70364
      (Address of principal executive offices)  (Zip Code)

                       (504) 851-3833
    (Registrant's telephone number, including area code)


                            N/A
   (Former name or former address, if changed since last
                          report.)

Item 2.Acquisition or Disposition of Assets.

     On January 31, 1997, Trico Marine Services, Inc. (the "Registrant"), through its wholly-owned subsidiary, Trico Marine Assets, Inc. ("Assets"), completed the acquisition of five supply vessels and one utility vessel from Laborde Marine, L.L.C. ("Laborde Marine") for an aggregate of $25.0 million in cash. There are no material relationships between Laborde Marine or any of its members and affiliates and the Registrant or any of the Registrant's affiliates, directors, officers or associates of any of the foregoing.

     The five supply vessels acquired are 180-foot supply vessels and the utility vessel is 115 feet long. All of the vessels are currently located in the Gulf of Mexico. The Registrant did not acquire any of the customers, contracts, charters or routes historically associated with these vessels as part of the acquisition. The Registrant took possession of the acquired vessels without their being subject to any contracts that were related to the historical revenue or cost associated with the vessels. These vessels will be marketed by the Registrant's sales force and to the Registrant's customers on a similar basis as the other vessels in the Registrant's fleet. Due to the lack of continuity between the historical management and marketing of the vessels and their future management and marketing by the Registrant, management believes that the historical results of operations of the vessels do not reflect the future prospects of the vessels under the Registrant's management and that such information would not be relevant to investors.

     The acquisition was financed with borrowings under the Registrant's credit facility and with cash generated from operations. After giving effect to this acquisition, the Registrant will have approximately $19.5 million available under its credit facility which has been amended and increased so that it now provides a $65 million line of credit. Including the six acquired vessels and two vessels that the Registrant has agreed to purchase in the second quarter of 1997, the Registrant now has a fleet of 72 vessels, including 41 supply boats. As a result of this acquisition and several other acquisitions completed by the Registrant in fiscal 1996, the Registrant expects its revenues to be significantly higher in future periods than in prior periods.

Item 7.Financial Statements and Exhibits.

     (a) No financial statements are filed with this report, as the acquired vessels do not constitute a business within the meaning of Rule 11-01 of Regulation S-X.

     (b)   Exhibits

           10.1 Vessel Purchase Agreement  dated as of January 6,
1997 by and between Assets and Laborde Marine.

           10.2 Amendment  No.  4  to the Registrant's  Revolving
Credit Agreement dated February 7, 1997.



                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TRICO MARINE SERVICES, INC.


                                 By:  /s/ Victor M. Perez
                                    ____________________________
                                          Victor M. Perez
                                     Vice President, Chief Financial
                                        Officer and Treasurer
Dated: February 13, 1997